Exhibit 99.2

Conference Call Transcript

Mar. 24. 2006 / 9:00AM ET, SERO - Serologicals Corporation Agrees to Acquire LINCO

CORPORATE PARTICIPANTS

Bud Ingalls

Serologicals Corporation - CFO

David Dodd

Serologicals Corporation - CEO

CONFERENCE CALL PARTICIPANTS

Paul Knight

Thomas Weisel Partners - Analyst

John Sullivan

Leerink Swan - Analyst

Tycho Peterson

JPMorgan - Analyst

PRESENTATION

OPERATOR

Good day ladies and gentlemen and welcome to Serologicals’ conference call to discuss recent acquisitions. At this time, all participants are in listen-only mode. We will be facilitating a question-and-answer session toward the end of today’s conference. (OPERATOR INSTRUCTIONS). As a reminder, this is being recorded for replay purposes. Your speakers for today’s call are Mr. Bud Ingalls, Chief Financial Officer, and Mr. David Dodd, Chief Executive Officer. And I would now like to turn the presentation over to your first speaker, Mr. Bud Ingalls. Please proceed sir.

BUD INGALLS  - SEROLOGICALS CORPORATION - CFO

Thank you Gregory and welcome to our call this morning. We’re glad you could join us. I would like to first start in terms of reviewing our slides with our Safe Harbor provision. The Company, as is usual in this case, we will be disclosing and talking about prospects for the Company and these acquisitions that we have recently announced. We fully intend to review those with you this morning and we — but we don’t expect to continue to update these, and you should — if you want further information on any of the financial results or any information regarding the Company, we would encourage you to locate the Company’s filings with the Securities and Exchange Commission.

In addition, we also will this morning be discussing certain non-GAAP financial measures. Those financial measures are reconciled on the Company’s website under Serologicals.com under the investor relations tab. At this point, I will turn the call over to David Dodd, who will go through a number of items.

DAVID DODD  - SEROLOGICALS CORPORATION - CEO

Thank you Bud and everyone. I welcome you. This is an exciting day for us, an opportunity to update you on some new developments within the Company. The agenda for today’s discussion, and I’m going to reiterate because as I have always said, it will be the same message, but what our overriding message is as a Corporation and to the investment community as well as to our customers and employees. I will focus on the recent announcements we’ve made over the last two weeks, most recently the one last night. I’ll discuss the strategic rationale, what we see as the impact on our research segment and the growth opportunities for our Corporation, and then we’ll summarize and also go in to the questions and answers.

Same story we tell you all the time because it doesn’t change. Serologicals is a high-growth Company. It consistently outperforms both our peers and our markets. We have, we believe, a simple yet impactful and very difficult to consistently execute upon strategy. It is to focus on select high-growth markets where we can achieve and strengthen our leadership position. To sustain our leadership in product development in customer relationship management in order to drive revenue and profitability growth, and to continuously dedicate our efforts to identify new opportunities to streamline our operations, becoming leaner and more efficient.

In early January, we issued our guidance for 2006. I’m not going to go through in great detail, but in general, we expect to continue to achieve a strong competitive — more than competitive revenue growth on a pro forma basis, our earnings per share are targeted to be between $1.12 and $1.16, producing a strong double-digit growth at a rate of about 50% higher than the growth rate we’ll see from revenues. We will continue this year to invest in the Company and anticipating to spend approximately $23 million in CapEx. And our EBITDA we anticipate growing that between 20 and 30%. All of this is before the addition of the announcement that was made in the last two weeks.

Now focusing on our bioprocessing segment, our three elements there are to focus on delivering superior service, to streamline our customer distribution process through the recent opening of our global distribution center in Kankakee. We discussed this in our January guidance call. We’re now operational there in Kankakee. To continue to strengthen our product portfolio, in the last week we issued an updated press release communicating that we have indeed expanded upon our exclusive rights to distribute Novo Nordisk recombinant human insulin products worldwide under our brand name IncelligentTM.

This has been a mutually successful, extremely successful relationship and both parties are very pleased and proud to have expanded on this as we go forward. And certainly to become leaner and more efficient through our plant consolidation and rationalization initiatives, which are continuing to be underway. And perhaps in the question period you will have some questions which we’ll update you.

Our research segment, which as you may recall will represent about 60% of our revenues this year, is the focus on expanding our drug discovery and new platforms, to expand our drug discovery services to include ion channel screening services. I’ll be focusing some comments directly on acquisition of Cytomyx and how that will further enhance our product offering, both in products and services, to the biopharmaceutical industry. To continue to build our product portfolio, strengthen our content rich applications such as in multiplexing. Here again, the LINCO acquisition puts us squarely in the leadership role working with the Luminex-based technology.

And expand our proprietary stem cell franchise. More recently or recently, about two or three weeks ago, we announced the successful launch of ESGRO CompleteTM product line, the first fully formulated serum-free media to support researchers engaged in stem cell research using the mouse model. And we certainly have become leaner and more efficient. And we consolidated of all of our European customer service and distribution operations in the Southampton in the UK.

Let’s talk about our recent announcements. It’s been a busy two weeks, an even busier last couple of months leading up to this. Two important acquisition opportunities that will further build our strength and presence and competitive capability in the research marketplace, both LINCO and Cytomyx. The results will be to expand our portfolio of proprietary products and services. It extends our leadership position in select markets and it definitely strengthens our financial profile.

I am going to turn it over to Bud who’s going to take you through some of the terms and elements of these specific transactions.

BUD INGALLS  - SEROLOGICALS CORPORATION - CFO

Thank you David. We are extremely excited about the acquisitions we have announced here in the last couple of weeks. Last night, we announced the LINCO acquisition. As we indicated in our press release last night, the purchase price is $64.5 million. In addition, we’re acquiring the land and buildings where LINCO operates today for a little over $10 million.

We expect to close the transaction probably in the middle of April following a Hart-Scott-Rodino filing and we’ll move forward quickly with integration. As early as next week, we have formed teams to begin work to insure we can achieve the revenue and operational synergies as soon as we close the transaction in April. We signed up the key management people at LINCO on both employment and consulting agreements, ensuring that they will stay with the Company and help us achieve the goals both financial and operational in the coming years.

The transaction will be accretive quite significantly. In the first nine months of this year or the last nine months of this year starting in April, we expect that we will record accretion to our pro forma earnings per share of about $0.03 or $0.04 per share and over $0.05 to $0.07 in 2007. We forecasted the EBITDA for the nine month period that we’ll own it in 2006 will be about a little over $5 to $5.5 million, or $7 million on an annualized basis.

We’re also excited about the Cytomyx acquisition. It’s a little smaller opportunity with a $7 million purchase price. We expect to close that right around the first of April and we have been working diligently with our integration team to see acceleration in our revenue and operating performance. Again, we’ve been able to retain the key talents at Cytomyx, which are essential for us to achieve our goals and objectives there. It also will be accretive, although just slightly in 2006, and will continue to ramp up beyond that.

In terms of both of the acquisitions, we’ve been asked how we expect to pay for these opportunities. On Cytomyx, we have cash available in the UK that will avail us to pay for that acquisition. On LINCO, we’re moving forward and quite ways along, virtually complete with two new facilities for the Company. We’ve extended our existing revolver for another six years. We raised the level from $45 to $50 million and we’ve provided an expansion capacity to be able to expand it another $50 million, depending on our needs.

In addition, we will close on a term loan for $50 million right before closing that will enable us to complete the transaction with LINCO. In addition, the Company is looking at a sale leaseback opportunity because we’ve recently acquired land and buildings, both in Temecula, and will be acquiring the land and buildings in St. Louis.

So we’re really excited about these opportunities. We’re well positioned in terms of our balance sheet and I will turn it over to David to review more of the strategic benefits and rationale for the opportunities.

DAVID DODD  - SEROLOGICALS CORPORATION - CEO

Thank you. Let me just mention that we’re here in St. Louis doing the webcast because immediately following this meeting, we will be meeting with the LINCO team here. In a similar manner, we recently did the same thing over in Cambridge, England with the Cytomyx team. And as Bud says, we are just delighted to have this rich talent now as part of our Company.

Many of you are familiar with LINCO. It’s an outstanding Company that is a life science supplier of antibodies, kits and services for the Luminex based multiplexing platform and other immunoassay technologies. In fact, about almost 50% of the revenues in total of LINCO come out of the multiplexing area. And it is in fact located here in St. Louis, Missouri, privately owned and was founded by Dr. Ron Gingrich, who we salute and recognize for building a great Company here.

There approximately 109 employees, of which 17 are Ph.D.’s, and LINCO has an established, well-recognized leadership position in the attractive, fast-growing Luminex based multiplexing market. 2005 revenues were $17 million and 2006 forecasted revenues we anticipate to be in excess of $22 million. This is producing a growth rate that is approaching 30% on an annual basis. And I’ll just comment that LINCO is off to a very strong start for 2006. So we’re very excited about that.

The strategic rationale for this transaction is LINCO delivers — [has] a premier high-quality reputation of immunoassay reagents and kits. It has well recognized leadership in the field of endocrinology and metabolic diseases. This will solidify our leadership position in the Luminex based multiplexing marketplace. We will be the leader. We believe we have strong talent that came to us first from Upstate and now from LINCO to really exploit and develop even more value on the Luminex based platforms.

It gives us a creation of a comprehensive research reagents portfolio with our focus on cell signaling and LINCO’s strengths in cytokine and chemokine research. And there will be continued value and enhanced value creation through significant revenue and operational synergies by integrating LINCO into our overall research segment within the Corporation.

Turning to Cytomyx Limited, it’s a leading developer of ion channel cell lines and screening technologies. As you probably know, ion channels represent the third-largest area of drug targeting today. With the first being GPCRs, which we now are squarely in, the second being kinases which we’re the recognized leader. And now with Cytomyx with ion channels, we have the largest portfolio of ion channel cell lines that are commercially available in [a] rapidly growing channel selectivity screening and cardiac liability testing services.

As you’re probably aware, the FDA is now requiring all new drugs to be tested for the HERG ion channel, and we believe this all fits squarely in with what we’re doing the pharmaceutical and biopharmaceutical companies. It is located in Cambridge England as a wholly-owned subsidiary of Cytomyx Holdings. Their revenues for ‘05, $2 million; forecasted this year, approximately 3 million with a positive EBITDA.

Our rationale, just to go a little deeper on Cytomyx, is we have been wanting to enter the ion channels market. For those of you who have spoken with us or heard us speak more recently, you have heard that as a consistent theme. It’s as I said, increasingly important drug discovery targeting area for our industrial partners and we believe we now can go to them and increasingly partner with them, enable them to outsource a much broader and deeper element of their drug discovery activities. Our goal is to be able to hand them back information where they can make decisions on a drug target, recognizing not only is it a good target, but it’s a very clean target.

So it’s the largest portfolio of ion channel cell lines that’s currently available. We expect to expand upon that. The innovative products and services as it relates to cardiac safety screening and ion channel selectivity screening, again, we expect to be able to invest more through our research and development to further expand that and in total expand our drug discovery portfolio to cover these three most important classes for the biopharmaceutical industry.

And perhaps, in some ways, most importantly is it gives us a point of differentiation from other players in our marketplace that simply are focusing on subsets of the kinases, and GPCR, and now ion channel area, so we are a much broader competitor here. It’s consistent with the theme we’ve talked about, which is we’re not trying to have the broadest catalogue. We like to identify an area and then we want to go as deep as possible, and within that area become the recognized leader. And in this area of drug discovery, we continue to execute on this strategy.

The impact on our research segment is it strengthens our financial profile, double-digit revenue growth and gross margins in excess of 60%. It strengthens our leadership positions in select markets. It gives us a growing portfolio of strong brands with high-quality reputations and it enhances our growth potential and the sustainability of our leadership in these markets.

So to summarize, these two important acquisitions are consistent with our strategic growth plan that we have talked about over the last couple of years which is, again, to focus on select high-growth markets. This enhances our leadership position in the multiplexing market. This expands our leadership position in drug discovery screening services.

Secondly, to sustain our leadership in product development and customer relationship management. It certainly strengthens our product and service portfolio and it enables us to better address our customers’ needs. And lastly, to become leaner and more efficient. We will be able to continue to leverage our infrastructure and achieve significant synergies.

And with that, I would like to go immediately to your questions.

QUESTION AND ANSWER

OPERATOR

(OPERATOR INSTRUCTIONS).

PAUL KNIGHT, THOMAS WEISEL PARTNERS.

PAUL KNIGHT  - THOMAS WEISEL PARTNERS - ANALYST

Could you talk about the integration — will you combine catalogs? What type — and is LINCO catalogue based to start with? What do you see happening on integration and synergy?

DAVID DODD  - SEROLOGICALS CORPORATION - CEO

Good question. Thanks. [The answer is] to date, they are — they do have catalogue based. It’s not as thick a catalogue. What we’re planning to do for the remainder of 2006 is actually to keep our already integrated Chemicon and Upstate focused on their plans for this year. And then under the very capable leadership of Rick Ryan, who will be in charge of all of LINCO reporting directly into myself, is to focus very heavily on driving this strong growth rate at LINCO.

We will integrate from the sales force standpoint. There are the plans under way which as Bud mentioned we will be moving forward as early as next week, where we will take advantage of our approximately 70 salespeople within our research marketplace of integrating the selling. The management integration of R&D programs so that we can ensure that we’re not duplicating efforts in using our investment and product development portfolio enhancement is as rich as it can be, so we will be doing that also next week.

Similarly on operations, but in the immediate term, at least through the remainder of this year, we will focus from an operational management standpoint of this portfolio here at LINCO will be run as the LINCO portfolio. And then the Chemicon/Upstate, which was already integrated and launched so to speak at the beginning of ‘06, will continue to be run as it has with those I would say partial integration steps.

But the commercial activity will leverage very strongly as well as our distributor network where we utilize that. The R&D management, because there are a lot of good people across our total R&D now, and the same thing with Cytomyx that the salespeople there with that are already integrated into our drug discovery segment team.

PAUL KNIGHT  - THOMAS WEISEL PARTNERS - ANALYST

With LINCO, did they have any particular geographic or in customer strength, maybe pharma or biotech, that’s a little different than you that you see [might] adding synergy there?

DAVID DODD  - SEROLOGICALS CORPORATION - CEO

Not a great difference there. They have a strong relationship with industrial partners, which quite frankly are some of the same ones that we’re doing other work with. And we do believe, and this was an area of interest, that we will be able to leverage and bring those two together and perhaps move more quickly on expanding business within some of the industrial based customers.

Within the area that we see a real plus is anyone who is probably doing in endocrine or metabolic disease research in academic research institutions, certainly in the United States and even beyond that from a distributor support [area], are probably using LINCO research reagents today. That’s an area we are not in from an application or sort of ultimate therapeutic-based area. So that’s an opportunity for us also because in institutional selling, we’ll be able to have a leg up there and sell even more.

PAUL KNIGHT  - THOMAS WEISEL PARTNERS - ANALYST

Thank you.

OPERATOR

JOHN SULLIVAN, LEERINK SWAN.

JOHN SULLIVAN  - LEERINK SWAN - ANALYST

A couple of quick questions. Is there much overlap between new product offerings of LINCO and the product offerings of — elsewhere in your research department?

DAVID DODD  - SEROLOGICALS CORPORATION - CEO

No, John, there really isn’t. As I mentioned, thier focus in cytokine research and endocrinology type research area is actually a real complement to what we have. Their area in Luminex will give us a broader customer type base there. As you may know, there are approximately 3400 Luminex systems out in the marketplace today. This gives us the leadership position now on providing reagents tied to that platform. We’re very excited about that. Very little overlap.

JOHN SULLIVAN  - LEERINK SWAN - ANALYST

Okay. And can you talk about the distribution channel that LINCO has traditionally used? Did you — maybe in the press release you talked about third party distributors from much of the world. Can you just flesh that out?

DAVID DODD  - SEROLOGICALS CORPORATION - CEO

Sure. I will let Bud take that.

BUD INGALLS  - SEROLOGICALS CORPORATION - CFO

Sure. John, today LINCO has a sales force of two people. That’s a 100% increase over the last couple of months. So they do not have a real strong sales organization. In Europe and frankly the rest of the world, they use distributors. And in North America, they have two salespeople today. So we think access to our sales organization of almost 70 people will be a real strong boost for the introduction of the LINCO products.

JOHN SULLIVAN  - LEERINK SWAN - ANALYST

Thanks very much. Are there lower margin reagents that are part of the business as well? Or is it mostly higher margin kits? Can you just talk about how the products gross’ margins run?

DAVID DODD  - SEROLOGICALS CORPORATION - CEO

Bud you want me to mention — well, I will say the gross margins are in the 60 plus level, and they’re generally very attractive margins.

BUD INGALLS  - SEROLOGICALS CORPORATION - CFO

In terms of mix, a lot of that revenue does come out of the kits. Significant emphasis on multiplexing RIA kits as well as the (indiscernible) kits, John.

JOHN SULLIVAN  - LEERINK SWAN - ANALYST

Okay. And by way of new product development, what sort of commitment has the Company had traditionally to developing new products?

DAVID DODD  - SEROLOGICALS CORPORATION - CEO

First of all, certainly it’s a small organization, but they have consistently introduced new products. And so that also is consistent with our whole theme and all. The value of their new products was quite strong. It’s a multiple of what the value of our new products produce in the first 12 months. As you know, ours are around — have been running in the end of ‘05 at about $8,000. Theirs are above $50,000.

BUD INGALLS  - SEROLOGICALS CORPORATION - CFO

For a small company, John, they invested more than 10% of the Company’s revenue, and it’s a small private company. So the Company has historically had a significant commitment to the R&D line.

OPERATOR

(OPERATOR INSTRUCTIONS)

TYCHO PETERSON, JPMORGAN.

TYCHO PETERSON  - JPMORGAN - ANALYST

A question I guess beginning with some comments about Cytomyx, and a lot of what they seem to have on the tissue array side and tissue [packing] side — and even some of the services seem to focus more on the diagnostic market. So can you talk a little bit about some of the opportunities there, whether you ultimately envision kind of a path to market via the FDA or directly partnering some of the other diagnostic businesses?

DAVID DODD  - SEROLOGICALS CORPORATION - CEO

The Cytomyx business we’re acquiring, Tycho, is not into diagnostics. It really is built around the ion channel cell lines. And both the work they do with biopharmaceutical companies within that regard and then also some of the related services of screening — selectivity screening and all. That’s the business that we have brought in. And that fits squarely with what we are doing in drug discovery. We’re not migrating into — in vitro diagnostics business.

TYCHO PETERSON  - JPMORGAN - ANALYST

Okay. And then can you just talk about — of the revenue stream coming both from LINCO and Cytomyx, how much of that is coming from service in each of those businesses?

BUD INGALLS  - SEROLOGICALS CORPORATION - CFO

First of all, in terms of Cytomyx, the mix today is quite heavily toward products. We would expect that over the next couple of years, we will swing much closer to a 50/50. But initially, it’s heavily weighted toward products. And on the LINCO side, it also is heavily weighted toward products. As I said, the multiplexing, the RIAs, the (indiscernible) kits, there are some small instruments. There’s a little bit of assay service work and today that we will continue, but the bulk of their revenue stream is on the product side.

OPERATOR

(OPERATOR INSTRUCTIONS).

Gentlemen, I’m showing no further questions at this time.

DAVID DODD  - SEROLOGICALS CORPORATION - CEO

Okay. Thank you Gregory and everyone. I appreciate your interest in these two recent announcements. We’re excited about them. As we’ve mentioned, they give us enhanced growth rate. And they give us enhanced margins and they also give us enhanced competitive opportunity. And so we look forward to keeping you updated as we continue to build the Corporation. Thank you and have a great weekend.

OPERATOR

Ladies and gentlemen, thank you for your participation in today’s event. This does conclude the presentation and you may now disconnect. Have a great day.